October 17, 1994



Mr. Robert A. Wagner
2591 Abbey Hills Drive
Minnetonka, MN  55305


Dear Bob:

The purpose of this Letter of Assignment is to document the practice interpretation pertinent to your temporary assignment as President, Graco K.K. (Japan); V.P. Graco Asia Pacific Operations. We would appreciate your thoroughly reviewing and executing this Letter of Assignment and the International Assignment Manuals to ensure accuracy and mutual understanding. The practices contained in the attached International Assignment Manuals issued October 1994 will apply to you, with the following clarification.


Title:                   President, Graco K.K. (Japan); V.P.
                         Graco Asia Pacific Operations.

Base Salary:             U.S. $13,933 per month.  It is
                         understood that allowances
                         and benefits provided in addition to
                         this amount will be subject to
                         reduction, modification, or elimination
                         by the Company.

Annual Bonus Plan:       (Corporate Program 100% based on
                         Corporate results.)  30% participation
                         of base on-plan.

Executive Long Term      Participation will continue.
Incentive Plan:

Mobility Premium:        A gross Mobility Premium of $20,000 will
                         be paid to you immediately prior to your departure for your assignment. You will personally be responsible for U.S.
                         federal, state, and F.I.C.A. taxes on
                         this amount.



Mr. Robert Wagner
Page 2
10/17/94

                                              DETAIL

Duration and Scope
of Assignment:           As your assignment to Asia is temporary,
                         Graco Inc. may, at any time, reduce or
                         expand your duties or assign you duties
                         different from those for which you have
                         been engaged.  Further, pursuant to
                         Graco's international activities, Graco
                         may, at any time, terminate your
                         employment, your assignment, and/or
                         repatriate you to the United States or
                         assign you to serve with any of its
                         affiliated companies in any other
                         country.

                         At this time, your assignment is
                         scheduled to begin January 1, 1995. You are expected to reside in Yokohama, up to, but not beyond, January 1999.

                         You will be responsible for managing
                         (Graco K.K., and Asia Pacific
                         Operations) according to instructions
                         and/or restrictions as Graco Inc. may
                         from time to time issue. You will report to Roger King, Sr. V.P. Int'l Operations at Graco Inc.

Procedure (No.)
Method of Payment (2):   You will be paid in accordance with the
                         attached balance sheet.  The yen amount
                         will be paid to you by Graco K.K.
                         (Japan).  This yen amount will be
                         reviewed in accordance with provisions
                         of the Policy and Procedure Manual.

Benefit Provisions (3):  Coverage on U.S. health and welfare, retirement and investment plans will
                         continue.

Goods & Services
Differential (5):        You will be paid a goods and services
                         differential.  See attached balance
                         sheet for estimated applicable amount.
                         We will calculate and begin paying a
                         differential once you have relocated to
                         Yokohama and are off of expenses.



Mr. Robert Wagner
Page 3
10/17/94

Host Country
Housing (9):             Graco will pay for rental housing
                         and utility services in Yokohama subject to a maximum to be established by Human
                         Resources prior to your departure on
                         your house-hunting trip.  The actual
                         housing and utility costs to be paid by
                         Graco must be approved by Roger King
                         before any housing commitments are made.

Advance Trip to
Secure Housing           An exception to policy will be
(10):                    made to allow your wife to fly
                         business class on the house-
                         hunting trip only.

Taxation (18):           Please call Lesa Mellis at Ernst & Young
                         in Minneapolis (371-8367) to arrange a
                         meeting so that your U.S. and state
                         hypothetical taxes can be calculated.
                         Your contact at the Ernst & Young office in Tokyo will be named later.

Other:                   A car will be provided.  In addition a
                         driver will be provided for twelve
                         months.

                         As the addendum to your employment offer letter states, in the event of your involuntary separation from Graco, you will be paid your base salary for twelve months or until other employment is secured, whichever occurs first.

The amount that you will actually be paid in Yokohama will be finalized closer to your departure and will reflect interim adjustments to differential, foreign exchange, and hypothetical tax rates.

Any specific employment practices not covered in this letter or the International Assignments Manuals will be covered under Graco's established employment practices.

While on foreign assignment, your employment relationship with the Company will be considered to be subject to Minnesota law, and any disputes will be subject to the exclusive jurisdiction of the courts of the State of Minnesota. We understand, however, that certain laws of the place of employment may be of mandatory application. Nonetheless, neither of us intends that you should receive duplicate benefits under both Minnesota law and local law for the same purpose.


Mr. Robert Wagner
Page 4
10/17/94


Graco reserves the right to modify the International Assignment
Manuals and their interpretations at any time. You will be provided with notice of major changes in policy or interpretation.






/s/ Roger L. King                  10/17/94
-------------------------------------------
Roger King                         Date
Sr. V.P. and G.M., International Operations

Concurrence:


/s/ Clyde Hansen                   10/17/94
-------------------------------------------
Clyde Hansen                       Date
V.P.,  Human Resources

Agreed:


/s/ Robert A. Wagner               11/18/94
-------------------------------------------
Robert A. Wagner                   Date
President, Graco K.K.; V.P. Graco Asia Pacific Operations



This is to confirm that I have read and retained a copy of the Graco Inc. International Assignment Practice and Procedures and the Tax Equalization Manuals, issued October 1994. I understand that my foreign service assignment to Yokohama is subject to the provisions of these Manuals and the attached Letter of Assignment which provides detailed information about this particular assignment.



/s/ Robert A. Wagner
---------------------------------------
Robert A. Wagner
President, Graco K.K.; V.P. Asia Pacific Operations


11/18/94
---------------------------------------
Date








                  ORC INTERNATIONAL COMPENSATION BALANCE SHEET

Name:    Bob Wagner                             Balance Sheet Effective Date: 1/1/95

Home Country:  U.S.A.                           Assigned To:  Yokohama, Japan

Family Size at Foreign Location:  3             G&S Differential: 1.31255% of U.S.
                                                Spendable Income (Table Effective 10/94)

Foreign Exchange Rates:  98.85 JPY/1 US$


                                                          Home Country     Host Country
                                                              Currency         Currency
                                                              (U.S. $)            (JPY)
COMPENSATION SUMMARY

 1. Base Salary (Monthly)                                       13,933
 2. Goods and Services Differential (Line 7)                     6,241
 3. Housing Deduction                                           (2,090)
 4. Hypothetical Tax                                            (3,390)
                                                                ------
 5.  NET COMPENSATION (1 through 4)                             14,694
                                                                ======

METHOD OF PAY

(A.)  Portion paid in HOST Country

 6. Home Country Spendable Income for Goods & Services           4,755
 7. Host Country Diff. for Goods & Services (1.31255%xLine 6)    6,241
                                                                 -----
 8.  Host Country Spendable Income                              10,996        1,086,955
                                                                ------        ---------
 9.  HOST COUNTRY TOTAL PAYMENT                                 10,996        1,086,955
                                                                ======        =========
(B.)  Portion paid in U.S.

10.  Base Salary                                                13,933
11.  Home Country Spendable Income for Goods & Services         (4,755)
12.  Housing Deduction                                          (2,090)
13.  Hypothetical Tax                                           (3,390)
                                                                ------
14.  U.S. Payment (Subtotal, 10 through 13)                      3,698
                                                                ------
15.  NET COMPENSATION (9 and 14)                                14,694
                                                                ======


December 30, 1994





Mr. Robert A. Wagner
2591 Abbey Hills Drive
Minnetonka, MN  55305

Dear Bob:

This letter is intended to supplement your Letter of Assignment dated October 17, and provide further details concerning your temporary assignment as Vice President, Asia Pacific Operations,
Graco Inc.

As Vice President, Asia Pacific Operations, you are expected to mange the operations of Graco Inc. and direct the sales of Graco Inc. products in the Asia-Pacific region (excluding Japan). You are expected to perform these duties in the Asia-Pacific region and in the United States. You will report to Roger King, Senior Vice President, International Operations, Graco Inc. You are expected to spend approximately twenty-five percent (25%) of your work time on these activities.

In lieu of providing you with a salary for activities performed by you as Vice President, Asia Pacific Operations, Graco Inc. will provide you and your family with a residence in Japan, upon which Graco Inc. will make monthly lease payments pursuant to the terms of a negotiated lease from January 1995 through the termination of your assignment.

The Letter of Assignment of October 17, 1994, as supplemented by this letter of December 30, 1994, remains in full force and effect.


Sincerely,



/s/ Roger L. King                     12/39/94
----------------------------------------------
Roger L. King                             Date
Senior Vice President and
     General Manager, International Operations



Page 2
December 30, 1994
Mr. Robert A. Wagner





Concurrence:


/s/ Clyde Hansen             12/30/94
-------------------------------------
Clyde Hansen                     Date
Vice President, Human Resources





Agreed:


/s/ Robert A. Wagner          12/30/94
--------------------------------------
Robert A. Wagner                  Date
Vice President, Asia Pacific Operations






                              July 17, 1995


Mr. Robert A. Wagner
Kirin Bayside Court C
119-33, Yamate-cho, Naka-ku
Yokohama, 231 JAPAN


Dear Bob:

This letter is intended to supplement your Letter of Assignment dated October 17, 1994.

As an additional benefit to your current conditions of employment as stated in above-mentioned Letter of Assignment, the Company will provide you and your wife membership in the Yokohama Country and Athletic Club. This membership will be provided for the duration of your assignment there.

The Letter of Assignment dated October 17, 1994, as supplemented by this letter of July 17, 1995, remains in full force and effect.


Sincerely,



/s/ Roger L. King                      7/17/95
----------------------------------------------
Roger L. King                             Date
Senior V.P. and G.M., International Operations

Concurrence:


/s/ Clyde Hensen                       7/17/94
----------------------------------------------
Clyde Hansen                              Date
V.P., Human Resources

Agreed:


Robert A. Wagner                       7/17/94
----------------------------------------------
Robert A. Wagner                          Date
President, Graco K.K.; V.P. Graco Asia Pacific